UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

GALECTO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100

Boston, MA 02109

(Address of principal executive offices, including zip code)

(+45) 70 70 52 10

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GLTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on September 27, 2023, Galecto, Inc. (the “Company”) received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the Company was not in compliance with the minimum $1.00 per share required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until March 25, 2024 (the “Initial Compliance Date”), to regain compliance with the Bid Price Requirement. The Company did not regain compliance with the Bid Price Requirement by the Initial Compliance Date. On March [26], 2024, Nasdaq notified the Company that it had granted the Company an additional 180 calendar day period (the “Extended Compliance Period”), or until September [22], 2024, to regain compliance with the Bid Price Requirement. Nasdaq’s determination was based on, among other things, (1) the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing requirements for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and (2) the Company’s written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary.

On March 5, 2024, the Company applied to transfer its securities from The Nasdaq Global Select Market to The Nasdaq Capital Market. Along with its application, the Company also provided written notice to the Staff of its intention to cure the deficiency. On March 19, 2024, the Company received a letter from the Staff approving the Company’s application to list its securities on The Nasdaq Capital Market. The Company’s securities were transferred to The Nasdaq Capital Market at the opening of business on March 22, 2024. The Company’s Common Stock continues to trade under the symbol “GLTO”. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Select Market.

The Company will continue to monitor the closing bid price of its Common Stock and consider implementing available options to regain compliance with the Bid Price Requirement within the Extended Compliance Period, including by effecting a reverse stock split, if necessary. If at any time during the Extended Compliance Period, the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed. If the Company does not regain compliance within the Extended Compliance Period , Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Bid Price Requirement within the allotted compliance period, or that if the Company appeals a Nasdaq determination, that such an appeal would be successful.

The Company’s management intends to resolve this matter so as to allow for continued listing and is considering its options to regain compliance with the Bid Price Requirement. The Company’s approval of its application from the Staff does not affect the Company’s reporting requirements with the Securities and Exchange Commission.

Forward-Looking Statements

Certain statements in this current report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements related to the Company’s ability to regain compliance with the Nasdaq listing standards, including by effecting a reverse stock split. Any forward-looking statements in this current report are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to regaining compliance with Nasdaq listing standards . For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2024, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galecto, Inc.

Date: March 26, 2024	By:	/s/ Hans T. Schambye
Hans T. Schambye, M.D., Ph.D.
President and Chief Executive Officer